Exhibit 99.2

Financial Results 2Q 2015

Forward-Looking Statements This presentation contains “forward-looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico (“FirstBank” or “the Bank”) will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”)that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the FED to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States’ financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.2

Agenda Second Quarter 2015 Highlights Aurelio Alemán, President & Chief Executive Officer Second Quarter 2015 Results of Operations Orlando Berges, Executive Vice President & Chief Financial Officer Questions & Answers 3

Key Highlights 4

Several important events, which were previously reported to the market, occurred in 2Q 2015: On April 29, 2015, the FDIC notified FirstBank that the Consent Order, which had been in place since June 2010, was terminated. On May 26, 2015, First BanCorp announced progress on balance sheet de-risking with the sale of $150.1 million of classified assets for $87.6 million in cash resulting in a pre-tax loss net of $47.2 million. On June 25, 2015, First BanCorp released its 2015 Dodd-Frank Act Stress Testing Results which show that even in a severely adverse economic environment capital ratios exceed both the regulatory minimum required ratios mandated under Basel III and the well-capitalized thresholds throughout the nine-quarter time horizon. During the second quarter, First BanCorp successfully integrated and rebranded the Doral branches acquired in 1Q 2015. First BanCorp continues to focus efforts on our strategic plan, despite increased challenges in our market. Second Quarter 2015 Highlights 5

Profitability Net loss of $34.1 million, or $0.16 per diluted share, which included the $48.7 million pre-tax loss on the bulk sale transaction, as well as an $13 million OTTI on Puerto Rico Government securities and approximately $3 million in costs relating to conversion of loan and deposit accounts from Doral Bank. Adjusted pre-tax income for 2Q 2015 was $20.2 million compared to adjusted pre-tax income of $22.3 million for 1Q 2015. During 2Q 2015 net interest margin remained flat at 4.18%. Asset Quality Total NPAs declined by $109.9 million, or 15%. This decline was primarily attributable to the bulk sale transaction completed during the quarter. Inflows to nonperforming were down 62% at $44.9 million, compared to $118.7 million in 1Q 2015. Provision for loan and lease losses increased to $74.3 million primarily attributable to a $46.9 million increase associated with the bulk sale. Core Deposits Deposits, net of government and brokered, decreased by $138.5 million to $6.7 billion. Cost of deposits, excluding brokered, declined to the lowest level at 0.61%. Brokered certificates of deposit (CDs) decreased by $241.7 million in 2Q 2015. Capital 2Q 2015 capital position, under Basel III rules: Total Risk Based Capital Ratio of 19.4%; Tier 1 Ratio Risk Based Capital Ratio of 16.4%; and Leverage Ratio of 11.9%. Book value per common share of $7.60 compared to $7.81 in 1Q 2015. Tangible book value per common share of $7.35 compared to $7.55 in 1Q 2015. 6

Loan Portfolio ($ millions) 2,795 2,820 3,011 3,332 3,328 2,062 2,027 1,983 1,937 1,899 148 142 123 124 121 4,461 4,327 4,145 4,092 3,870 72 80 77 82 80 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015$9,538 $9,396 $9,339 $9,567 161 169 154 153 197 272 245 235 221 235 7 7 12 9 14 442 496 490 398 394 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015$882 $917 $891 $777 Residential Mortgage Consumer & Finance Leases Construction Commercial Loans HFS Residential mortgage portfolio has grown following acquisition of competitor. Reduction in the loan portfolio primarily driven by de-risking strategies, specifically the bulk sale transaction in 2Q 2015. Focus remains on growth opportunities within our markets. Increased distribution channels are benefiting our residential and consumer origination volume. Florida continues to drive origination volume with $65 million in commercial origination in 2Q 2015. The commercial new business pipelines for Puerto Rico remains stable while 7

Core Deposits* ($ millions) 2,812 2,814 2,841 3,203 3,139 1,174 1,246 1,263 1,390 1,346 2,108 2,111 2,092 2,225 2,195 440 469 401 451 494 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 * Core deposits are total deposits excluding brokered CDs. $6,534 $6,640 $6,597 $7,269 Total Deposit Composition(%) Interest Bearing 62% Non-Interest Bearing 13% Brokered CDs 25% Non-brokered deposits, excluding government deposits, decreased $138.5 million. The Florida region accounted for $103.9 million of the decline. YTD Puerto Rico core deposits, excluding the Doral acquisition, grew approximately $270 million. Focus on deposit pricing has improved cost of deposits, net of brokered, which declined to 0.61%. Government deposits increased $43.7million in 2Q 2015. Continue to reduce reliance on brokered deposits which declined of $241.7 million compared to 1Q 2015. 8

Second Quarter 2015 Highlights: PR GOVERNMENT EXPOSURE

1 First BanCorp

($ in millions)

- Total outstanding exposure to the Puerto Rico Government was $392 million with a book value of $378 million as of June 30, 2015.
  - Investment portfolio outstanding principle of $65.5 million, being carried on books at $34.6 million.
  - Loan exposure is diversified among all sectors with the largest public company exposure to PREPA on nonaccrual status. PREPA UPB of $75.0 million.
  - Largest government exposure to municipalities supported by assigned tax revenues.
- In addition, there is $131 million of indirect exposure to the Tourism Development Fund supporting hotel projects.
- Total Government Deposits as of June 30, 2015 were $327 million.
  - Time deposits $22.6 million compared to $17.6 million in 1Q 2015.
  - Transaction accounts $304.1 million compared to $265.2 million in 1Q 2015.

Government Unit	Source of Repayment		Total Outstanding
Investment Portfolio			$ 52.7
Central Government:			$ 23.3
2 loans	Commonwealth Appropriations	16.3	
	CRE & Commonwealth Appropriation:	7.0	
Public Corporations:			$ 98.1
3 loans	PREPA Fuel Line	74.1	
	CRE - Operating Revenues	20.1	
	Rental Income	3.9	
Municipalities:			$ 204.3
10 loans	Property Tax Revenues	204.3	
Total Direct Government Exposure			**$ 378.4**

Government Unit	Time Deposits	Transaction Accounts	Total
Municipalities	$ 21.5	$ 154.0	$ 175.5
Public Agencies	1.1	149.8	150.9
Public Corporations	-	0.3	0.3
Total Deposits	**$ 22.6**	**$ 304.1**	**$ 326.7**

9

Results of Operations 10

Results of Operations: Second Quarter Financial Highlights

1 First BanCorp

($ in thousands, except per share data)

	2Q 2015	1Q 2015	Variance	2Q 2014
Interest income	$ 151,632	$ 152,485	$ *(854)*	$ 158,423
Interest expense	25,155	26,838	*(1,682)*	28,516
Net interest income	126,477	125,647	*830*	129,907
Provision for loan and lease losses	74,266	32,970	*41,296*	26,744
Non-interest income	19,767	19,442	*325*	16,310
Loss on investments & impairments	(13,097)	(156)	*(12,941)*	291
Bargain purchase gain	-	13,443	*(13,443)*	-
Equity in losses of unconsolidated entities	-	-	-	(670)
Total non-interest income	6,670	32,729	*(26,059)*	15,931
Personnel expense	37,945	35,654	*2,291*	34,793
Occupancy and equipment expense	15,059	14,349	*710*	14,482
Insurance and supervisory fees	6,796	6,860	*(64)*	10,784
REO expense	4,874	2,628	*2,246*	6,778
Other operating expenses	38,125	32,238	*5,887*	31,308
Total non-interest expense	102,799	91,729	*11,070*	98,145
Pre-tax income (loss)	(43,918)	33,678	*(77,595)*	20,949
Income tax expense (benefit)	(9,844)	8,032	*(17,876)*	(276)
Net income (loss)	**$ (34,075)**	**$ 25,645**	***$ (59,720)***	**$ 21,225**

Select Financial Information				
Adjusted Pre-tax, pre-provision income	$ 47,727	$ 55,445	$ *(7,718)*	$ 48,622
Fully diluted EPS	$ (0.16)	$ 0.12	$ *(0.28)*	$ 0.11
Book value per share	$ 7.60	$ 7.81	$ *(0.21)*	$ 5.97
Tangible book value per share	$ 7.35	$ 7.55	$ *(0.20)*	$ 5.72
Common stock price	$ 4.82	$ 6.20	$ *(1.38)*	$ 5.44
Net Interest Margin (GAAP)	4.18%	4.18%	*0.00%*	4.20%
Efficiency ratio	77.2%	57.9%	*19.3%*	67.3%

11

12 Results of Operations: SECOND QUARTER FINANCIAL HIGHLIGHTS ($ in millions) $2.4 million of interim servicing costs were paid in 2Q 2015 through the conversion date. The estimated internal costs for the corresponding services are approximately $0.8 million, or approximately $0.4 million a month. During 1Q 2015 the interim servicing costs were $1.2 million. $1.3 million in consulting and legal fees expenses for special projects, as well as strategic, stress testing and capital planning not expected to be incurred on an ongoing basis. * Amount is presented net of normal processing costs. 2Q 20151Q 2015Pre-tax income (loss), as reported(43.9)$ 33.7$ Significant unusual items: Loss on bulk sale of assets48.7 - Other than temporary impairment charge12.9 - Acquisition and conversion costs2.6 2.1 Bargain purchase gain- (13.4) Adjusted pre-tax income, as reported20.2 22.3 Other estimated non-recurring amounts: Excess interim servicing costs *1.6 0.8 Other professional fees1.3 - Non-GAAP pre-tax income23.0$ 23.1$

13 Key Highlights Net Interest Income ($ millions) $129.9 $127.7 $129.2 $125.6 $126.5 4.21% 4.14% 4.18% 4.18% 4.18% 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Net Interest Income ($) Net Interest Margin (GAAP %) Net interest income increased $0.9 million in 2Q 2015. This increase was mainly due to: A $2.8 million increase in interest income on residential mortgages primarily due to the acquisition of Doral Bank; and A $1.7 million decline in interest expense and funding costs. This increase was partially offset by: A $1.6 million decrease in interest income on securities due to accelerated prepayment speeds; A $1.5 million decline in interest income on commercial loans attributable to $127 million decline in average volume, including accruing loans sold as part of the bulk sale of assets; and A $0.8 million decrease in interest income on consumer loans due to a $44 million decline in average volumes. GAAP NIM was flat quarter-over-quarter. Results of Operations: NET INTEREST INCOME

14 Key Highlights Cost of Deposits (%) 0.82% 0.83% 0.81% 0.77% 0.73% 0.72% 0.72% 0.70% 0.66% 0.61% 0.50% 0.60% 0.70% 0.80% 0.90% 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Interest Bearing Deposits (%) Total Deposits (%) Cost of total deposits, excluding brokered CDs, declined to 0.61%. The average rate paid on non-brokered interest-bearing deposits declined by 4 basis points to 0.73% during the first quarter. Brokered CDs declined by $241.7 million during the second quarter of 2015. Results of Operations: COST OF FUNDS

Non-Interest Income* ($ millions) 4.2 4.2 4.2 4.6 5.2 3.0 3.8 4.5 3.6 4.8 9.3 8.2 9.3 11.1 10.1 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Other Mortgage Banking Service Charges on Deposits * Non interest income excludes equity losses of unconsolidated entities, OTTI, HFS bulk sale impact and bargain purchase gain. Excluding the $12.9 million OTTI charge on Puerto Rico Government debt securities and the $0.6 million pre-tax loss on a commercial loan HFS and sold in the bulk sale, adjusted non-interest income increased $0.8 million compared to 1Q 2015, due to: A $1.2 million increase in revenues on mortgage banking; A $0.6 million increase in service charges on deposits and $0.3 million increase in other fees related to deposits assumed from Doral Bank. This increase was partially offset by $1.5 million decrease in seasonal contingent insurance commissions recognized in 1Q 15

Results of Operations: OPERATING EXPENSES

1First BanCorp

($ in millions)	2Q 2015	1Q 2015	% Change
Credit related expenses	$ 8.4	$ 6.1	39%
Compensation & benefits	37.8	35.7	6%
Occupancy & equipment	15.1	14.2	6%
Credit & debit card processing expenses	3.9	4.0	0%
Taxes other than income	3.1	3.0	4%
Other professional fees	4.7	4.5	4%
Deposit insurance prem & supervisory	6.8	6.9	-1%
Business promotion	3.7	2.7	35%
All other expenses	12.7	11.8	7%
Non-GAAP operating expenses	**$ 96.2**	**$ 88.8**	**8%**
Doral acquisition & conversion	2.6	2.1	23%
Excess interim servicing costs - Doral	1.6	0.8	89%
Other professional fees	1.3	-	
Bulk sale of assets & related loss on OREO	1.2	-	
Total operating expenses, as reported	**$ 102.8**	**$ 91.7**	**12%**

- A $2.3 million increase in credit related expenses driven by higher write-downs to commercial OREO properties in Puerto Rico.
- A $2.2 million increase in compensation and benefit expenses mainly due to salary merit increases that became effective early in the second quarter and the full quarter impact of personnel costs related to branches acquired from Doral Bank.
- A $0.8 million increase in adjusted occupancy and equipment costs primarily related to the full quarter impact of rental, depreciation and maintenance expenses associated with the acquired Doral Bank branches.
- A $1.0 million increase in adjusted business promotion expenses, primarily related to seasonal marketing campaigns.
- Interim servicing costs of $2.4 million and $1.2 million were paid in the 2Q 2015 and 1Q 2015 respectively, through final conversion in May. Assuming normal internal processing costs, these amounts would have been approximately $0.8 million in 2Q 2015 and $0.4 million in 1Q 2015.
- $1.3 million in consulting and legal fees expenses for special projects, as well as strategic, stress testing and capital planning not expected to be incurred on an ongoing basis.

16

Results of Operations: Asset Quality

1First BanCorp

Non-Performing Assets ($ millions)



$1,790
- 64%
150 1,639 9.5%
150 1,551
163 1,506 10.0%
159 163 1,239
172 1,233 9.3%
176 1,208
188 1,184 10.2%
194 1,138
213 1,119 10.2%
242 1,066
251 1,008 9.6%
260 976
148 256 683 8.4%
95 151 506
80 147 498 5.7%
55 175 496
55 154 522 5.7%
55 138 565
55 130 560 5.9%
55 138 524
$754 55 136 564 5.7%
$644 48 133 464 5.1%
1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011 4Q2011 1Q2012 2Q2012 3Q2012 4Q2012 1Q2013 2Q2013 3Q2013 4Q2013 1Q2014 2Q2014 3Q2014 4Q2014 1Q2015 2Q2015
Loans HFI
Repossessed Assets & Other

NPAs decreased by $110 million to $644 million, driven by the bulk sale transaction:

- Total non-performing loans, including non-performing loans held for sale, decreased by $107 million, or 17%.
- NPAs declined $110 million in 2Q 2015.
- New non-performing loan inflows amounted to $44.9 million, or a 62% decrease, compared to inflows of $118.7 million in 1Q 2015 that included the migration of the $75.0 million credit facility with PREPA.

Q-o-Q Change in NPAs

Loan Portfolio	2Q 2015	1Q 2015	$ Change	% Change
Residential	$175	$173	$2	1%
Consumer	$33	$35	($2)	(4%)
C&I and CRE	$239	$329	($90)	(27%)
Construction	$16	$27	($11)	(41%)
Loans HFS	$48	$55	($7)	(12%)
Total NPLs	**$512**	**$618**	**($107)**	**(17%)**
REO & Repo	$133	$136	($3)	(2%)
Total NPAs	$644	$754	($110)	(15%)

Migration Trend ($ millions)

Loan Portfolio	2Q 2015	1Q 2015	$ Change	% Change
Residential	$25	$19	$6	30%
Consumer	$13	$14	($1)	(7%)
Commercial & Construction	$7	$85	($79)	(92%)
Total Migration	$45	$119	($74)	(62%)

17

18 Key Highlights Net Charge-Offs ($ millions) 6 5 17 18 19 16 11 28 15 8 62 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Residential Consumer Commercial Construction Total net charge-offs for 2Q 2015 were $79 million, or 3.35% of average loans, compared to $29 million in 1Q 2015. Excluding the impact of charge-offs related to the bulk sale, total net charge-offs in 2Q 2015 were $17.4 million, or an annualized 0.75% of average loans, compared to $29.3 million, or 1.25%, in 1Q 2015. Allowance coverage ratio of 2.40% as of June 30, 2015 compared to 2.38% as of March 31, 2015. Loan Portfolio Book Value Accumulated NCOs Reserves NCA* C&I $143.9 $37.3 $13.1 72.2% Const. 63.9 93.4 2.1 39.3% CRE 95.3 18.6 7.6 77.0% Total $303.2 $149.3 $22.9 62.0% $52 $43 $27 $29 Commercial NPLs (Includes HFS) *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. Results of Operations: NET CHARGE-OFFS $79

19 Results of Operations: CAPITAL POSITION Capital Ratios (%) Total stockholders’ equity amounted to $1.7 billion as of June 30, 2015, a decrease of $37.5 million from March 31, 2015, mainly driven by the net loss of $34.1 million and a decrease of $10.2 million in other comprehensive income due to the fair value of U.S. agency MBS, offset by $5.3 million of trust preferred securities exchanged for common stock during the second quarter. DFAST results were disclosed in 2Q 2015 and even in the severely adverse scenario, all capital ratios exceed well-capitalized thresholds throughout the nine-quarter time horizon. Capital Ratios (%) 19.4% 11.9% 16.4% 12.6% 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Total Risk-Based Capital Tier-1 Leverage Tier-1 Common Tangible Common

Stronger Franchise: Proven Success Implementing Strategic Plan

1First BanCorp

($ in millions)		FYE 2009	2Q 2015	Change ('09-'15)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$644	$1,067	62%
	NPAs/assets	8.7%	5.1%	359 bps	
	Government exposure	$1,364	$379	$985	72%
Capital	Tier 1 Common Ratio	4.1%	16.4%	1230 bps	
	TCE / TA	3.2%	12.6%	939 bps	
Enhanced Franchise Value	Core deposits	$5,108	$7,174	$2,066	40%
	Brokered deposits	$7,561	$2,331	$5,230	69%
	NIM	2.69%	4.18%	149 bps	

Exceptional track record executing plan during challenging economic cycle:

- ✓ Raised capital, de-risked balance sheet and improved and expanded core deposit franchise.
- ✓ Enhanced diversification over three geographic markets.
- ✓ Improved competitive position to continue execution under challenging times.
- ✓ Strong DFAST results and stronger capital position.

Our franchise has never been stronger and is poised to increase shareholder value.

20

Q & A 21

Exhibits 22

Results of Operations: KEY MARGIN DRIVERS

1First BanCorp

Q2 vs. Q1 Change in Average Interest Earning Assets & Interest Bearing Liabilities

	$ Δ in Average Volume	% Δ in Average Rate	Net Interest Income Changes
Average total investments	$ (70,779)	(0.25%)	$ (1,948)
Average loans & leases:			
Residential mortgage loans	200,621	(0.06%)	2,834
Construction loans	(2,165)	0.09%	34
C&I and commercial mortgage loans	(125,039)	(0.20%)	(2,838)
Finance leases	(1,550)	(0.22%)	(104)
Consumer loans	(42,205)	(0.00%)	(648)
Total average loans	29,662	(0.12%)	(722)
Average total interest-earning assets	(41,117)	(0.13%)	(2,670)
Interest-bearing liabilities:			
Brokered CDs	(298,716)	0.01%	571
Other interest-bearing deposits	185,939	(0.04%)	143
Other borrowed funds	(160,765)	0.05%	979
Average total interest-bearing liabilities	(273,542)	(0.05%)	1,683
Increase (decrease) in net interest income *			$ (987)

* On a tax equivalent basis and excluding valuations

23

Results of Operations: Migration

1First BanCorp

	June 30, 2015					
	Residential Mortgage	Commercial Mortgage	Commercial & Industrial	Construction	Consumer	Total
Beginning balance	**$ 172,583**	**$ 142,385**	**$ 186,500**	**$ 27,163**	**$ 34,914**	**$ 563,545**
Plus:						
Additions to non-performing	25,058	3,902	2,576	280	13,070	44,886
Less:						
Non-performing loans transferred to OREO	(5,630)	(6,826)	(513)	(120)	(556)	(13,644)
Non-performing loans charged-off	(2,388)	(2,777)	(647)	-	(8,759)	(14,571)
Loans returned to accrual status / collections	(14,588)	(7,253)	(4,061)	(151)	(5,271)	(31,324)
Bulk sale transaction	-	(34,343)	(39,921)	(11,054)	-	(85,318)
Ending balance	**$ 175,035**	**$ 95,088**	**$ 143,935**	**$ 16,118**	**$ 33,398**	**$ 463,574**

	March 31, 2015					
	Residential Mortgage	Commercial Mortgage	Commercial & Industrial	Construction	Consumer	Total
Beginning balance	**$ 180,707**	**$ 148,473**	**$ 122,547**	**$ 29,354**	**$ 42,815**	**$ 523,896**
Plus:						
Additions to non-performing	19,213	5,802	79,503	128	14,079	118,725
Less:						
Non-performing loans transferred to OREO	(5,048)	-	(4,866)	(265)	-	(10,179)
Non-performing loans charged-off	(5,073)	(3,970)	(4,304)	(605)	(13,815)	(27,767)
Loans returned to accrual status / collections	(17,216)	(7,920)	(6,380)	(1,449)	(8,165)	(41,130)
Ending balance	**$ 172,583**	**$ 142,385**	**$ 186,500**	**$ 27,163**	**$ 34,914**	**$ 563,545**

24

Use of Non-GAAP Financial Measures

1 First BanCorp

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tangible Common Equity Ratio and Tangible Book Value per Common Share

The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders' equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

(In thousands, except ratios and per share information)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Tangible Equity:					
Total equity - GAAP	$ 1,668,220	$ 1,705,750	$ 1,671,743	$ 1,324,157	$ 1,306,001
Preferred equity	(36,104)	(36,104)	(36,104)	(36,104)	(36,104)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(14,854)	(15,622)	(16,389)	(17,235)	(18,080)
Core deposit intangible	(10,283)	(10,914)	(5,420)	(5,810)	(6,200)
Tangible common equity	$ 1,578,881	$ 1,615,012	$ 1,585,732	$ 1,236,910	$ 1,217,519
Tangible Assets:					
Total assets - GAAP	$ 12,578,813	$ 13,147,919	$ 12,727,835	$ 12,643,280	$ 12,523,251
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(14,854)	(15,622)	(16,389)	(17,235)	(18,080)
Core deposit intangible	(10,283)	(10,914)	(5,420)	(5,810)	(6,200)
Tangible assets	$ 12,525,578	$ 13,093,285	$ 12,677,928	$ 12,592,137	$ 12,470,873
Common shares outstanding	214,694	213,827	212,985	212,978	212,760
Tangible common equity ratio	12.61%	12.33%	12.51%	9.82%	9.76%
Tangible book value per common share	$ 7.35	$ 7.55	$ 7.45	$ 5.81	$ 5.72

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26 Use of Non-GAAP Financial Measures Basis of PresentationUse of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives, equity in earnings or loss of unconsolidated entity up until the second quarter of 2014 when the value of the investment became zero as well as certain items identified as unusual, non-recurring or non-operating. In addition, from time to time, adjusted pre-tax, pre-provision income will reflect the omission of revenue or expense items that management judges to be outside of ordinary banking activities or of items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of the Corporation’s performance requires consideration also of adjusted pre-tax, pre-provision income that excludes such amounts. (Dollars in thousands) June 30, March 31, December 31, September 30, June 30, 2015 2015 2014 2014 2014 (Loss) income before income taxes $ (43,918) $ 33,678 $ 2 9,454 $ 23,265 $ 2 0,949 Add: Provision for loan and lease losses 74,266 32,970 23,872 26,999 26,744 Add/Less: Net loss (gain) on investments and impairments 13,097 156 172 245 (291) Less: Unrealized gain on derivative instruments - - (265) (418) (262) Less: Prepayment penalty collected on a commercial mortgage loan - - (2,546) - - Less: Bargain purchase gain on assets acquired/deposits assumed from Doral - (13,443) - - - Add: Non-recurring expenses for acquisition of loans/assumption of deposits from Doral 2 ,562 2,084 - 659 576 Add: Loss on a commercial mortgage loan held for sale and certain OREOs included in the bulk sale of assets 802 - - - - Add: Bulk sale of assets related expenses 918 - - - - Add: Branch consolidations and restructuring expenses - - - - 236 Add/Less: Equity in loss of unconsolidated entity - - - - 670 Adjusted pre-tax, pre-provision income $ 47,727 $ 55,445 $ 50,687 $ 50,750 $ 4 8,622 Change from most recent prior quarter-amount $ (7,718) $ 4 ,758 $ (63) $ 2,128 $ (8,278) Change from most recent prior quarter-percentage -13.9% 9.4% -0.1% 4.4% -14.5% Quarter Ended